Exhibit 23.5

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Ryan, Beck & Co., Inc.


We consent to the incorporation by reference in this Registration Statement of Ryan, Beck & Co., Inc. on Form S-4 of the report of Trien, Rosenberg, Felix, Rosenberg, Barr & Weinberg, LLP dated February 5, 1996, appearing in the Annual Report on Form 10-K of Ryan, Beck & Co., Inc. for the year ended December 31, 1995 and to the reference to Trien, Rosenberg, Felix, Rosenberg, Barr & Weinberg, LLP under th heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                     TRIEN, ROSENBERG, FELIX, ROSENBERG,
                                     BARR & WEINBERG





Morristown, New Jersey
May 18, 1998